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 CDNX – DRS

 OTC BB - DRKRF

February 28, 2003

           Form 20-F File No.: 0-30072

Corporate Consolidation & Name Change Approved

(Vancouver, B.C., February 28, 2003) – Derek Resources Corporation reports that the TSX Venture Exchange has today issued the following Bulletin:

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DEREK OIL & GAS CORPORATION ("DRK")

[formerly Derek Resources Corporation ("DRS")]

BULLETIN TYPE: Name Change and Consolidation

BULLETIN DATE: February 28, 2003

Tier 2 Company

Pursuant to a special resolution passed by shareholders November 28, 2002, the Company has consolidated its capital on a three old for one new basis. The name of the Company has also been changed from Derek Resources Corporation to Derek Oil & Gas Corporation.

Effective at the opening March 3, 2003, the common shares of Derek Oil & Gas Corporation will commence trading on TSX Venture Exchange and the common shares of Derek Resources Corporation will be delisted.

Post – Consolidation

Capitalization: 100,000,000 shares with no par value of which

18,936,019 shares are issued and outstanding

Escrow: nil

Transfer Agent: Computershare Trust Company of Canada

Trading Symbol: DRK (new)

CUSIP Number: 24981Q 10 5 (new)

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  DEREK RESOURCES CORPORATION

               “Barry C.J. Ehrl”                                          “Edward Byrd”

Barry C.J. Ehrl, Director

Edward Byrd, Director

For further information please contact Investor Relations 1-888-756-0066 or (604) 331-1757

www.derekresources.com

Corporate e-mail:  info@derekresources.com

The Canadian Venture Exchange has neither approved nor disapproved the information contained herein

Cautionary Note to U.S. Investors:  Investors are urged to consider closely the disclosure in our Form 20-F, File No. 0-30072, available from us at Suite 1550, 355 Burrard Street, Vancouver, British Columbia, Canada, V6C 2G8.  You can also obtain this Form 20-F from the SEC by calling 1-800-732-0330 or you may find it online at www.sec.gov or at www.sedar.com where it is filed as the Company’s Annual Information Form.

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